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                                                                   Exhibit 99(b)


                            CERTIFICATION PURSUANT TO
                            -------------------------
                             18 U.S.C. SECTION 1350,
                              AS ADOPTED PUSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan (Plan) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Cynthia B. Bezik, Secretary and member of the Pension Committee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)): and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


Date: June 11, 2003

/s/ Cynthia B. Bezik
------------------------------------------------------
Cynthia B. Bezik
Member, Pension Committee, Plan Administrator


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.


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